UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2015

ASSOCIATED BANC-CORP

(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street Green Bay, Wisconsin 54301
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 491-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The results of the matters submitted to a shareholder vote at the Annual Meeting of Associated Banc-Corp (the “Company) held on April 21, 2015, were as follows:

1.)

Election of the below-named nominees to the Board of Directors (the “Board”) of the Company:

Nominee	Number of Votes FOR	Number of Votes Withheld	Broker Non- Votes
John F. Bergstrom	112,917,084	1,448,146	17,351,035
Ruth M. Crowley	113,101,212	1,264,018	17,351,035
Philip B. Flynn	113,852,492	512,738	17,351,035
R. Jay Gerken	113,514,928	850,302	17,351,035
William R. Hutchinson	113,544,059	821,171	17,351,035
Robert A. Jeffe	113,154,421	1,210,809	17,351,035
Eileen A. Kamerick	113,371,828	993,402	17,351,035
Richard T. Lommen	112,692,089	1,673,141	17,351,035
Cory L. Nettles	113,350,124	1,015,106	17,351,035
J. Douglas Quick	113,273,038	1,092,192	17,351,035
Karen T. van Lith	113,560,934	804,296	17,351,035
John B. Williams	113,253,283	1,111,947	17,351,035

Each of the nominees was elected.

2.)

Advisory approval of Associated Banc-Corp’s named executive officer compensation:

Number of Votes FOR	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
97,283,542	15,291,449	1,790,239	17,351,035

This matter was approved by shareholders.

3.)

Ratification of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2015:

Number of Votes FOR	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
130,713,931	368,825	633,509	0

This matter was approved by shareholders.

Item 8.01. Other Events.

On April 21, 2015, the Board of Directors of the Company declared regular quarterly dividends on the Company’s outstanding common shares and outstanding 8.00% Perpetual Preferred Stock, Series B Depositary Shares.  In addition, the Board of Directors authorized the repurchase of up to $125 million of the Company’s common stock, in addition to the previously authorized common stock repurchase program announced on October 28, 2014.  Repurchases under such programs are subject to regulatory limitations and may occur from time to time in open market purchases, block transactions, accelerated share repurchase programs or similar facilities. The news release containing this information is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 News Release dated April 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED BANC-CORP

Dated: April 22, 2015	By: /s/ Randall J. Erickson
Randall J. Erickson Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press Release dated April 21, 2015.

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